EXHIBIT 99.1

PRESS RELEASE

Contact:	Kenneth W. Smith
Chief Financial Officer
CIRCOR International, Inc.
(781) 270-1200

CIRCOR	Reports Record Fourth Quarter Earnings of $0.63 per share

•	Earnings for quarter increase 119% while orders and backlog climb 43% and 101%, respectively

•	Energy Products segment outperforms expectations as market and profitability continue to grow

Burlington, MA, February 21, 2007

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other fluid control devices for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the fourth quarter and the year ended December 31, 2006.

Revenues for the 2006 fourth quarter were $169.6 million, an increase of 41% from $120.4 million for the fourth quarter 2005. Net income for the fourth quarter 2006 increased 119% to $10.4 million, or $0.63 per diluted share, compared to $4.7 million, or $0.29 per diluted share, for the 2005 fourth quarter. Earnings per share for the fourth quarter of 2006 included a $0.01 charge for the adoption of FAS 123R, the expensing of stock options. The Company also recorded income tax benefits in the fourth quarter 2006 of $0.03 per diluted share primarily related to tax credits for product development and research activities.

For the 12 months ended December 31, 2006, revenues were $591.7 million, an increase of 31% from $450.5 million for 2005. Net income for 2006 was $29.3 million or $1.80 per diluted share, an increase of 44% from $20.4 million or $1.27 per diluted share in 2005. The earnings per share for 2006 includes a $0.05 charge for the adoption of FAS 123R, the expensing of stock options.

The Company received orders totaling $171.3 million during the fourth quarter 2006, increasing 43% over the fourth quarter of 2005. For the full year 2006, orders totaled $713.3 million with year-end backlog reaching $285.7 million, representing increases of 60% and 101%, respectively, over 2005 results.

During the fourth quarter of 2006, the Company generated $13.5 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) and, for the full year 2006, the Company generated $17.5 million of free cash flow, a decrease of 37% from $27.9 million of free cash flow generated in 2005. The decrease from 2005 largely resulted from an investment in working capital in 2006 to support its 60% increase in customer orders and 31% increase in revenues as compared to 2005.

Circor’s Instrumentation and Thermal Fluid Controls Products segment revenues increased 19% to $81.6 million from $68.3 million in the fourth quarter 2005 primarily due to acquisitions. Incoming orders for this segment were $76.0 million. Excluding acquisitions, orders were $62.9 million for the fourth quarter 2006, a decrease of 12% from the fourth quarter 2005. Last year’s fourth quarter orders included $8 million related to military helicopter programs received by the Company’s Loud Engineering subsidiary. However, during 2006, orders were received earlier throughout the year. This segment’s backlog at year-end increased 35% to $113.4 million compared to $84.0 million at December 31, 2005. Excluding acquisitions, backlog increased 19% as market conditions in this segment’s aerospace, instrumentation and steam markets remain relatively healthy. This segment’s operating margin for the fourth quarter was 8.2%, down from the 8.7% operating margin achieved in the fourth quarter 2005. Operating results for the fourth quarter were adversely affected by higher-than-expected production expediting costs related to specific large project shipments within the Aerospace and Thermal Fluid Controls product lines and higher production and inventory costs affecting our Instrumentation operations.

Circor’s Energy Products segment revenues increased 69% to $88.0 million from $52.1 million in the fourth quarter last year. Incoming orders for the quarter were $95.4 million and ending backlog totaled $172.2 million compared to incoming orders of $43.7 million and ending backlog of $58.1 million as of December 31, 2005. Excluding acquisitions, orders for the fourth quarter 2006 were $86.8 million and ending backlog totaled $145.4 million. Capital spending in the energy sector continued at high levels as quotation activity and the level of planned international oil and gas projects remained strong. This segment’s operating margin was 15.4% during the fourth quarter of 2006 compared to 9.2% for the fourth quarter of 2005. The fourth quarter of 2006 benefited from significantly higher units shipped including certain high margin projects.

David A Bloss, Sr., Circor’s Chairman and Chief Executive Officer, said “We are pleased with our overall performance in the fourth quarter and with our healthy backlog of orders as we begin 2007. While clearly above our estimates, fourth quarter earnings were bolstered by the performance of our Energy Products segment, where strong market conditions and productivity improvements contributed to greater efficiencies. These strong results more than offset the lower earnings from our Instrumentation and Thermal Fluid Controls segment where we continue to focus significant effort to improve the long-term profitability of its product lines. We continue to foresee improved operating performance for the Instrumentation and Thermal Fluid Controls segment in 2007 as our cost reduction initiatives take hold.”

Circor provided guidance for its first quarter 2007 results, indicating it expects earnings to be in the range of $0.41 to $0.43 per diluted share, excluding anticipated special charges related to a facility closure during the quarter. The guidance compares favorably to earnings in the first quarter 2006 of $0.32 per diluted share, but is lower than fourth quarter 2006 results due to the timing of major project shipments.

CIRCOR International has scheduled a conference call to review its results for the fourth quarter of 2006 tomorrow, February 22, 2007, at 10:30 am ET. Interested parties may access the call by dialing (800) 238-9007 from the US and Canada and (719) 457-2622 from international locations. A replay of the call will be available from 1:30 p.m. ET on February 22, 2007 through midnight on February 28, 2007. To access the replay, interested parties should dial (888) 203-1112 or (719) 457-0820 and enter confirmation code # 3374674 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Wednesday, February 21, 2007, by 6:00 pm ET. The presentation slides may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website: http://www.circor.com/quarterlyearnings/. An audio recording of the conference call also is expected to be posted on the Company’s website by February 26, 2007.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Year Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Net revenues	$169,615	$120,414	$591,711	$450,531
Cost of revenues	120,643	86,544	418,803	317,856

GROSS PROFIT	48,972	33,870	172,908	132,675
Selling, general and administrative expenses	32,641	26,238	124,720	98,040
Special charges	200	696	678	1,630

OPERATING INCOME	16,131	6,936	47,510	33,005

Other (income) expense:
Interest income	(97)	(93)	(429)	(579)
Interest expense	1,342	721	5,546	3,389
Other (income) expense, net	487	(53)	134	144

Total other expense	1,732	575	5,251	2,954

INCOME BEFORE INCOME TAXES	14,399	6,361	42,259	30,051
Provision for income taxes	4,016	1,613	12,931	9,668

NET INCOME	$10,383	$4,748	$29,328	$20,383

Earnings per common share:
Basic	$0.65	$0.30	$1.84	$1.30
Diluted	$0.63	$0.29	$1.80	$1.27

Weighted average common shares outstanding:
Basic	16,076	15,823	15,976	15,690
Diluted	16,438	16,172	16,291	16,019

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Year Ended
	December 31, 2006	December 31, 2005
OPERATING ACTIVITIES
Net income	$29,328	$20,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,206	9,825
Amortization	2,394	588
Compensation expense of stock-based plans	3,252	1,020
(Gain) loss on sale of assets held for sale	86	(110)
Loss on disposal of property, plant and equipment	5	128
Equity in undistributed income of affiliates	22	(120)
Gain on sale of business	(11)	—

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(20,857)	(10,090)
Inventories	(29,804)	1,638
Prepaid expenses and other assets	4,966	160
Accounts payable, accrued expenses and other liabilities	29,271	21,904

Net cash provided by operating activities	29,858	45,326

INVESTING ACTIVITIES
Additions to property, plant and equipment	(9,933)	(15,021)
Proceeds from sale of property, plant and equipment	371	99
Proceeds from sale of assets held for sale	100	1,467
Business acquisitions, net of cash acquired	(61,103)	(51,608)
Sale of business, net of cash sold	2,309	—
Purchase of investments	(12,194)	(2,535)
Proceeds from sale of investments	12,211	6,699

Net cash used in investing activities	(68,239)	(60,899)

FINANCING ACTIVITIES
Proceeds from debt borrowings	100,561	10,669
Payments of debt	(70,204)	(22,386)
Dividends paid	(2,395)	(2,358)
Proceeds from the exercise of stock options	3,627	3,771
Tax effect of share based compensation	2,559	—

Net cash provided by (used in) financing activities	34,148	(10,304)

Effect of exchange rate changes on cash and cash equivalents	1,773	(1,664)

DECREASE IN CASH AND CASH EQUIVALENTS	(2,460)	(27,541)
Cash and cash equivalents at beginning of year	31,112	58,653

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$28,652	$31,112

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	December 31, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$28,652	$31,112
Investments	86	86
Trade accounts receivable, less allowance for doubtful accounts of $2,523 and $1,943, respectively	108,689	77,731
Inventories	150,160	107,687
Prepaid expenses and other current assets	2,926	3,705
Deferred income taxes	7,305	4,328
Assets held for sale	3,132	1,115

Total Current Assets	300,950	225,764

Property, Plant and Equipment, net	79,039	63,350

Other Assets:
Goodwill	163,720	140,179
Intangibles, net	49,226	20,941
Other assets	12,740	10,146

Total Assets	$605,675	$460,380

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$71,788	$49,736
Accrued expenses and other current liabilities	54,359	26,031
Accrued compensation and benefits	15,325	14,509
Income taxes payable	6,027	3,418
Notes payable and current portion of long-term debt	415	27,213

Total Current Liabilities	147,914	120,907

Long-Term Debt, net of current portion	64,411	6,278
Deferred Income Taxes	21,674	11,237
Other Non-Current Liabilities	14,375	11,235
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 16,181,070 and 15,823,529 issued and outstanding, respectively	162	158
Additional paid-in capital	224,508	215,274
Retained earnings	109,251	82,318
Accumulated other comprehensive income	23,380	12,973

Total Shareholders’ Equity	357,301	310,723

Total Liabilities and Shareholders’ Equity	$605,675	$460,380

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Year Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
ORDERS
Instrumentation & Thermal Fluid Controls	$75,962	$76,200	$331,495	$264,934
Energy Products	95,368	43,739	381,762	181,481

Total orders	$171,330	$119,939	$713,257	$446,415

	December 31, 2006	December 31, 2005
BACKLOG
Instrumentation & Thermal Fluid Controls	$113,434	$84,019
Energy Products	172,235	58,137

Total backlog	$285,669	$142,156

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2005					2006
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD
NET REVENUES

Instrumentation & Thermal Fluid Controls (TFC)	$61,025	$62,908	$59,031	$68,312	$251,276	$72,434	$79,470	$79,205	$81,591	$312,700
Energy Products	41,213	55,749	50,191	52,102	199,255	54,861	64,919	71,207	88,024	279,011

Total	102,238	118,657	109,222	120,414	450,531	127,295	144,389	150,412	169,615	591,711

OPERATING MARGIN

Instrumentation & TFC	14.8%	12.1%	9.4%	9.5%	11.4%	9.1%	8.6%	9.5%	8.2%	8.8%
Energy Products	8.0%	10.7%	11.3%	9.5%	10.0%	10.4%	11.4%	13.2%	15.7%	13.0%
Segment operating margin	12.0%	11.5%	10.3%	9.5%	10.8%	9.7%	9.9%	11.3%	12.1%	10.8%
Corporate expenses	-3.4%	-2.6%	-3.3%	-3.2%	-3.1%	-3.0%	-2.5%	-2.8%	-2.4%	-2.7%
Special charges	-0.3%	-0.1%	-0.5%	-0.6%	-0.4%	0.0%	0.0%	-0.3%	-0.1%	-0.1%
Total operating margin	8.4%	8.7%	6.6%	5.8%	7.3%	6.7%	7.4%	8.1%	9.5%	8.0%

OPERATING INCOME

Instrumentation & TFC (excl. special & unusual charges)	9,004	7,641	5,532	6,517	28,694	6,595	6,861	7,522	6,680	27,658
Energy Products (excl. special & unusual charges)	3,290	5,957	5,680	4,932	19,859	5,702	7,429	9,420	13,797	36,348

Segment operating income (excl. special & unusual charges)	12,294	13,598	11,212	11,449	48,553	12,297	14,290	16,942	20,477	64,006
Corporate expenses	(3,443)	(3,105)	(3,553)	(3,817)	(13,918)	(3,809)	(3,578)	(4,284)	(4,146)	(15,817)
Special charges	(305)	(133)	(496)	(696)	(1,630)	—		(479)	(200)	(679)

Total operating income	8,546	10,360	7,163	6,936	33,005	8,488	10,712	12,179	16,131	47,510

INTEREST EXPENSE, NET	(787)	(667)	(728)	(628)	(2,810)	(1,024)	(1,464)	(1,383)	(1,246)	(5,117)
OTHER (EXPENSE) INCOME, NET	181	(204)	(174)	53	(144)	131	248	(27)	(486)	(134)

PRETAX INCOME	7,940	9,489	6,261	6,361	30,051	7,595	9,496	10,769	14,399	42,259
PROVISION FOR INCOME TAXES	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)	(2,431)	(3,038)	(3,446)	(4,016)	(12,931)

EFFECTIVE TAX RATE	35.0%	35.0%	31.2%	25.4%	32.2%	32.0%	32.0%	32.0%	27.9%	30.6%
NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,164	$6,458	$7,323	$10,383	$29,328

Weighted Average Common Shares Outstanding (Diluted)	16,054	16,171	16,228	16,172	16,019	16,197	16,332	16,368	16,438	16,291

EARNINGS PER COMMON SHARE (Diluted)	$0.32	$0.38	$0.27	$0.29	$1.27	$0.32	$0.40	$0.45	$0.63	$1.80

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.33	$0.39	$0.29	$0.33	$1.34	$0.32	$0.40	$0.47	$0.64	$1.83

EBIT	$8,727	$10,156	$6,989	$6,989	$32,861	$8,619	$10,960	$12,152	$15,645	$47,376
Depreciation	2,597	2,586	2,450	2,192	9,825	2,619	3,169	2,901	2,517	11,206
Amortization of intangibles	38	227	65	258	588	515	567	709	603	2,394

EBITDA	$11,362	$12,969	$9,504	$9,439	$43,274	$11,753	$14,696	$15,762	$18,765	$60,976

EBITDA AS A PERCENT OF SALES	11.1%	10.9%	8.7%	7.8%	9.6%	9.2%	10.2%	10.5%	11.1%	10.3%

CAPITAL EXPENDITURES	$3,668	$3,136	$4,649	$3,568	$15,021	$1,578	$1,742	$3,823	$2,790	$9,933

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2005					2006
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(412)	$12,565	$5,307	$10,487	$27,947	$(5,213)	$402	$8,865	$13,476	$17,530
ADD: Capital expenditures	3,668	3,136	4,649	3,568	15,021	1,578	1,742	3,823	2,790	9,933
Dividends paid	586	589	590	593	2,358	595	600	600	600	2,395

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$3,842	$16,290	$10,546	$14,648	$45,326	$(3,040)	$2,744	$13,288	$16,866	$29,858

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]	$15,367	$10,371	$2,054	$2,293	$2,293	$68,271	$64,336	$55,157	$36,088	$36,088
ADD: Cash and cash equivalents	24,942	29,269	39,154	31,112	31,112	27,069	25,966	33,265	28,652	28,652
Investments	4,117	4,026	4,308	86	86	—	2,639	90	86	86

TOTAL DEBT	$44,426	$43,666	$45,516	$33,491	$33,491	$95,340	$92,941	$88,512	$64,826	$64,826

NET DEBT AS % OF NET CAPITALIZATION	4.9%	3.3%	0.7%	0.7%	0.7%	17.7%	16.2%	13.9%	9.2%	9.2%
NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]	$313,378	$310,514	$309,763	$313,016	$313,016	$385,659	$397,814	$397,012	$393,389	$393,389
LESS: Total debt	(44,426)	(43,666)	(45,516)	(33,491)	(33,491)	(95,340)	(92,941)	(88,512)	(64,826)	(64,826)
ADD: Cash and cash equivalents	24,942	29,269	39,154	31,112	31,112	27,069	25,966	33,265	28,652	28,652
Investments	4,117	4,026	4,308	86	86	—	2,639	90	86	86

TOTAL SHAREHOLDERS’ EQUITY	298,011	300,143	307,709	310,723	310,723	317,388	333,478	341,855	357,301	357,301
ADD: Total debt	44,426	43,666	45,516	33,491	33,491	95,340	92,941	88,512	64,826	64,826

TOTAL CAPITAL	$342,437	$343,809	$353,225	$344,214	$344,214	$412,728	$426,419	$430,367	$422,127	$422,127

TOTAL DEBT / TOTAL CAPITAL	13.0%	12.7%	12.9%	9.7%	9.7%	23.1%	21.8%	20.6%	15.4%	15.4%
EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$8,727	$10,156	$6,989	$6,989	$32,861	$8,619	$10,960	$12,152	$15,645	$47,376
LESS: Interest expense, net	(787)	(667)	(728)	(628)	(2,810)	(1,024)	(1,464)	(1,383)	(1,246)	(5,117)
Provision for income taxes	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)	(2,431)	(3,038)	(3,446)	(4,016)	(12,931)

NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,164	$6,458	$7,323	$10,383	$29,328

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$11,362	$12,969	$9,504	$9,439	$43,274	$11,753	$14,696	$15,762	$18,765	$60,976
LESS:
Interest expense, net	(787)	(667)	(728)	(628)	(2,810)	(1,024)	(1,464)	(1,383)	(1,246)	(5,117)
Depreciation	(2,597)	(2,586)	(2,450)	(2,192)	(9,825)	(2,619)	(3,169)	(2,901)	(2,517)	(11,206)
Amortization of intangibles	(38)	(227)	(65)	(258)	(588)	(515)	(567)	(709)	(603)	(2,394)
Provision for income taxes	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)	(2,431)	(3,038)	(3,446)	(4,016)	(12,931)

NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,164	$6,458	$7,323	$10,383	$29,328

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]	$5,359	$6,254	$4,647	$5,268	$21,489	$5,164	$6,458	$7,649	$10,527	$29,799
LESS: Special charges, net of tax	(198)	(86)	(341)	(520)	(1,106)	—	—	(326)	(144)	(471)

NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,164	$6,458	$7,323	$10,383	$29,328

Weighted average common shares outstanding (diluted)	16,054	16,171	16,228	16,172	16,019	16,197	16,332	16,368	16,438	16,291
EARNINGS PER SHARE EXCLUDING SPECIAL CHARGES	$0.33	$0.39	$0.29	$0.33	$1.34	$0.32	$0.40	$0.47	$0.64	$1.83